Exhibit 32.1
WRITTEN STATEMENT
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
The undersigned, Paul F. Walsh, the Chief Executive Officer, of eFunds Corporation (the “Company”), and Thomas S. Liston, the Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, hereby certifies that, to the best of their knowledge:
     (i) the Form 10-Q for the quarter ended June 30, 2005 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 5, 2005

/s/ Paul F. Walsh

Paul F. Walsh Chief Executive Officer and Chairman

/s/ George W. Gresham

George W. Gresham Chief Financial Officer